Exhibit 10.1

Addendum to EFI 2014 Section 16 Officer - Executive Performance Bonus Program

This Addendum amends the terms and conditions of the EFI 2014 Executive Performance Bonus Program.

The paragraph entitled “Adjustments” in the original Program document is amended and restated in its entirety, and replaced by the following language:

Adjustments - The results will be adjusted for certain non-recurring material items which are not included in the original calculation of the performance targets such as results from a significant acquisitions, dispositions, and/or bookings.

Except as set forth above, all capitalized terms referred to herein shall have the meanings ascribed to them in the Program, and all other terms and conditions of the Program shall continue in full force and effect. In the event of any inconsistency or conflict between the Program and this Addendum, the terms of this Addendum shall control.

I have read and understand the terms of this Addendum and the documents referred to herein, and I agree to these terms and the terms of such other documents.

[Participant Name]	[Date]

Electronics For Imaging, Inc.	[Date]